                                                                   EXHIBIT 10.26


                             DISTRIBUTION AGREEMENT


         This AGREEMENT ("Agreement") is made and entered into this 19th day of December 1996, (this "Effective Date") by and between


BioLase Technology, Inc., with its principal place of business at 981 Calle Amanecer, San Clemente, California 92673, U.S.A., a Delaware corporation hereinafter referred to as "BioLase"


and


Orbis High Tech Dental GmbH, with its principal place of business at Langenweg 18, 26125 Oldenburg, Germany, a German company with limited liability hereinafter referred to as "OHT"


         Whereas, BioLase has developed laser systems and accessories, and desires to market said products in the Federal Republic of Germany ("Territory").

         Whereas, OHT has experience in marketing Dental products and desires to be a distributor of BioLase products for dentistry in the Territory.

         Now, therefore, in consideration of the foregoing recitals and of the mutual covenants and conditions contained herein, the parties agree as follows:


1.       PRODUCTS AND SUBJECT-MATTER OF THE AGREEMENT

         The products, accessories and parts covered by this Agreement are listed in Exhibit A to this Agreement as it may be amended from time to time at the mutual con-


------------------------------

The Registrant considers certain portions of this Agreement to be confidential and has omitted them pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934. The confidential portion has been filed with the Securities Exchange Commission pursuant to Rule 24b-2.

sent of the parties (the "Covered Products"). BioLase shall furthermore grant a first option to OHT to distribute within the Territory any new Dentistry products which may be developed or distributed by BioLase at similar or more favorable conditions as those granted to other distributors of the new Dentistry products. Should BioLase have a valid opportunity to distribute new Dentistry products in the Territory, it will notify OHT and within thirty (30) days of such notice OHT will notify BioLase of its intention.


2.       TERM

         The term of this Agreement shall commence on the Effective Date and shall end upon expiry of the three years period beginning with the first order of OHT, however, not later than on 1 February 1997. The Agreement may be renewed by mutual consent of the parties.


3.       OBLIGATIONS OF THE PARTIES

(1)      During the term of this Agreement OHT undertakes

         a) to arrange for the import of the Covered Products into the Territory and to bear any and all expenses relating thereto, e.g. customs, duties, tariffs, import taxes or other amounts, charges, costs or expenses payable on account of transportation or handling (F.O.B. San Clemente); OHT shall bear any amounts, charges, costs, expenses, fees or taxes due on account of any income of OHT pursuant to this Agreement;

         b) to accept the Covered Products according to its Orders as well as to perform an initial inspection and if appropriate calibrations and/or adaptations as well as repair works; OHT shall bear any costs or other expenses caused by the return transport of Covered Products that have been unduly rejected by OHT for alleged defects;

         c) to immediately inform BioLase as soon as OHT becomes aware of any change relating to statutory and/or regulatory requirements for the distribution of the Covered Products in Germany so as to enable BioLase to comply with pertinent legal requirements (e.g. permits relating to the type of construction (Bauartzulassungen) etc.);

         d) to perform all necessary repair and adaptation work related to warranty claims;

         e) to provide Biolase with a report as specified by Exhibit B about the installation of each laser;

         f) to ensure training of the dentists for the use of the Covered Products;

         g) to provide prompt warranty and out of warranty repair and maintenance services to the end users and to send at OHT's expense and option repair technicians as required to such location within Germany as designated by BioLase for training in service and repair of Covered Products; BioLase will at its own expense regularly, however, not more than twice a year send an experienced repair and maintenance trainer to Germany;

         h) to exhibit the Covered Products at major trade shows within the Territory;

         i) to have on stock and distribute literature, technical manuals, clinical research, procedural guidelines and other materials regarding the Covered Products and specifications which are reasonably necessary to develop and maintain effective distribution of the Covered Products and customer service and support programs as supplied from time to time by BioLase pursuant to section 3(2)f) hereof;

         j) to translate literature and marketing material pertaining to the Covered Products into the German language.

(2)      During the term of this Agreement BioLase undertakes

         a) to inform OHT about any intention to introduce a new dental product in Germany, to negotiate in good faith with OHT on the terms and conditions of a distribution arrangement for any such product in the Territory;

         b)       [*];

         c) to give thirty (30) days notice to OHT on any price changes. Such price changes do not apply to orders dispatched by OHT prior to the above notification. Such price changes may not be made prior to the first anniversary of the agreement;

         d) to make mutually agreeable available research equipment and an annual research budget not to exceed [*] to participate in not more than four (4) universities selected by Biolase after consultation with OHT. The parties have to agree upon the research projects to be financed by means of the above research budget;

         e) to offer technical and personal support for selected trade shows. Each party is, however, obliged to bear the costs relating to its own staff. Biolase will attend in joint efforts every two (2) years at the IDS for the purpose of marketing its products with OHT. The contribution of BioLase for the booth at the IDS will not exceed [*].

         f) to make available to OHT all of BioLase's documents - literature, technical manuals, clinical research, procedural guidelines - which might support OHT's marketing efforts.


4.       DISTRIBUTION

(1) BioLase hereby grants to OHT the exclusive rights, subject to the provisions of Section 5 below, to distribute the Covered Products in the Territory during the term of this Agreement.

(2) OHT is authorized to establish sub-distributors or sell to persons other than end users; the parties understand and agree that the minimum purchase requirements shall be an obligation of OHT and if not satisfied, BioLase shall have the option to terminate


------------------------------
* The Registrant considers this portion of the Agreement to be confidential and has omitted it pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934. The confidential portion has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2.

exclusivity in which event the exclusive rights of sub-distributors hereunder shall also be terminated.

(3) Nothing in this Agreement shall be construed to preclude BioLase from selling, leasing or otherwise marketing any of the Covered Products to any customer, including but not limited to end users, original equipment manufacturers and other distributors outside the Territory. OHT shall refrain, outside the Territory and in relation to the Covered Products, from seeking customers, from establishing any branch, and from maintaining any distribution depot.

(4) BioLase grants OHT a right of first refusal to acquire exclusive distribution in the following countries: Switzerland, Benelux and Austria. It is understood that BioLase will pursue distribution opportunities in these countries and, should BioLase have a valid opportunity to grant distribution to another dealer, BioLase will notify OHT and within thirty (30) days of notice OHT will notify BioLase of its intention. Should OHT elect exclusivity, the country will be added to this Agreement as Addendum with all terms and conditions of this Agreement applicable.


5.       ORDERS/MINIMUM PURCHASE REQUIREMENTS

(1) During the first week of each calendar month OHT will communicate to BioLase its business plan and place its orders for the calendar month after next (e.g. in January for March). The first order will be placed by OHT in January 1997.

(2) The minimum purchase requirements to be fulfilled by OHT are set forth in paragraph 4 of Exhibit A to this Agreement. BioLase has the right to terminate the agreement with immediate effect once OHT has failed to order the minimum in a respective year within the first week of the following year, with no obligations to OHT or any of its sub-distributors, contractors and successors.

(3) BIOLASE shall be obliged to make sure and to notify OHT that the Covered Products ordered by OHT pursuant to sub-section (1) hereof are ready for shipment not later than at the end of the respective calendar month for which the order has been placed. [*]


------------------------------
* The Registrant considers this portion of the Agreement to be confidential and has omitted it pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934. The confidential portion has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2.

6. TERMS OF PAYMENT

(1) Payment by OHT is to be made in US$ either by 30-day irrevocable Letter of Credit or by direct wire transfer to a bank account indicated by BioLase upon notification made by BioLase to OHT that the ordered Covered Products are ready for shipment. OHT shall bear all banking charges connected with the payments made in respect of the Covered Products.

(2) The transfer price per unit is set forth in Paragraph 3 of Exhibit A to this Agreement.


7.       TECHNICAL SERVICE/SPARE PARTS

(1) OHT shall make available maintenance technicians who shall be trained for after sales services of the Covered Products. With regard to costs and expenses
Section 3(1)f) applies.

(2) Upon signature of this Agreement, OHT shall to the extent not yet available purchase a repair kit and a set of repair instruments for the Covered Products as well as those spare parts which are necessary for the maintenance of the Covered Products in the Territory.

(3)      [*]

(4)      [*]


------------------------------
* The Registrant considers this portion of the Agreement to be confidential and has omitted it pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934. The confidential portion has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2.

8.       WARRANTIES

(1) The warranty period for Covered Products is one year from the date of the installation of the Covered Products at the dentist's practice but in no event longer than [*] from the date of shipment of the Covered Products by BioLase to OHT. Spare parts are to be delivered to OHT in a timely manner and either free of cost by BioLase if the defective Covered Product falls within the scope of the warranty clause, or, if the warranty clause does not apply, at the customary sales prices for distributors or at the current prices for spare parts. This warranty clause only applies to cases of substantial defect in material or workmanship of the Covered Products and in no event to cases of non-compliance with statutory or other local requirements affecting the use of the product by OHT's customers. BioLase shall have no service obligations of any kind under this Agreement.

(2) During the warranty period, OHT may charge BioLase with the costs incurred for repairing any Covered Products as well as any parts made available to its customers which are covered by a BioLase warranty, provided that it forwards its corresponding invoice to BioLase. Such invoice pertaining to a warranty claim must be received by BioLase Technology, Inc., 981 Calle Amanecer, San Clemente, CA 92673, USA, Tel. 001 714 361 1200, Fax 001 714 361 0204 within sixty (60)
days upon the date of performance of the repair works. Notwithstanding the foregoing, BioLase shall not be responsible for OHT's warranty related labor costs, except in the event that excessive repairs (100% more than usually required for BioLase products) are necessary for a Covered Product. Regarding all works not falling within the scope of the warranty, OHT will charge the customer directly for its services and spare parts. Only parts delivered by BioLase shall be used in connection with Covered Products.

(3) All parts which are the object of a warranty claim shall be returned to BioLase in a packaging appropriate for reducing the risk of any damage during the transport. OHT is entitled to collectively ship all such defective parts substituted prior to the eleventh calendar day of the last month of the respective calendar quarter to BioLase not later than on the last day of such calendar quarter (e.g. defective parts substituted during the period from 11 December until 10 March shall be collectively shipped to BioLase not later than on 31 March, etc.). OHT is then obliged to identify the date of the repair work, its respective invoice number and the respective serial number of the Covered



------------------------------
* The Registrant considers this portion of the Agreement to be confidential and has omitted it pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934. The confidential portion has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2.

Product. If such parts are not shipped as outlined above and subsequently received by BioLase and if the aforementioned invoices are not received by BioLase within sixty (60) days upon performance of the repair works undertaken pursuant to the warranty clause, BioLase may freely decide whether it makes corresponding payments. If returned parts are damaged due to inadequate packaging, OHT shall indemnify BioLase against all costs resulting from such damage. OHT has to return the above parts to the after-sales manager of BioLase.

(4) If Covered Products show severe defects, OHT is entitled to return these to BioLase on BioLase's expense and BioLase will repay to OHT the original sales price plus all costs and expenses as listed in section 3(1)a).


9.       PRODUCT LIABILITY

BioLase shall hold harmless OHT against all product liability claims unless they are caused by conduct of OHT. BioLase undertakes to underwrite a reasonable product liability insurance and will provide OHT upon request with copies of such insurance policy. BioLase currently maintains a product liability insurance covering damages of up to [*] per individual case with [*] for the purpose of covering product liability in the Territory.


10.      TERMINATION OF THE AGREEMENT

(1) This Agreement terminates upon expiry of the term set forth in section 2 (1) if no consent as to its renewal has been reached.

(2) Each party has the right to terminate the Agreement with immediate effect if composition or bankruptcy proceedings are commenced with respect to the other party's assets or if the other party stops its payments. In such events all outstanding orders may be cancelled by either party.



------------------------------
* The Registrant considers this portion of the Agreement to be confidential and has omitted it pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934. The confidential portion has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2.

11.      POST-CONTRACTUAL OBLIGATIONS

(1) Notwithstanding section 10(2), all obligations arising under this Agreement which are due to the other party and not yet performed survive this Agreement until being performed irrespective of any termination or renewal of this Agreement.

(2) BioLase is under an obligation to deliver spare parts to OHT for warranty purposes for a period of [*]. The conditions of this Agreement shall apply to such deliveries.


12.      CONFIDENTIALITY

During the duration of this Agreement as well as after its termination, the parties undertake to keep secret vis-a-vis any third party any circumstance concerning the business or the business partners of the parties as well as any technical or commercial information of which they shall have become aware in connection with the performance of this Agreement.


13.      TRADEMARKS: PROPRIETARY RIGHTS

BioLase hereby grants and OHT hereby accepts, a non-exclusive, non-transferable, non-assignable, terminable and royalty-free license to use BioLase's name, trademark(s), and logo (collectively "Proprietary Marks") solely to perform its obligations hereunder subject to the conditions of this Agreement and solely in connection with the Covered Products. OHT shall immediately provide BioLase with samples of its current use of the Proprietary Marks in marketing and on the Covered Products if BioLase so requires. OHT shall refrain from using the Proprietary Marks if BioLase informs OHT that any actual or proposed use is, or may be, detrimental to BioLase's investment in such Proprietary Marks or otherwise is not approved by BioLase, in its sole discretion. All price lists, sales, or promotional literature and other materials prepared by OHT with respect to the Covered Products shall bear appropriate copyright and/or trademark notices as prescribed by BioLase. OHT shall promptly inform BioLase in writing of any known or reasonably suspected violation or infringement of BioLase's trademark(s) or copyright(s). OHT agrees that it will not use, register, or otherwise appropriate any name, mark, or logo which is similar to or may be confused with any name,



------------------------------
* The Registrant considers this portion of the Agreement to be confidential and has omitted it pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934. The confidential portion has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2.

mark, or logo licensed by BioLase hereunder. The license granted to OHT constitutes OHT's exclusive right to use BioLase's Proprietary Marks, and OHT is not granted a license to use any other proprietary rights of BioLase. OHT shall at all times take all reasonable actions to protect the good name and reputation of BioLase, the Covered Products and the Proprietary Marks. OHT shall not change, alter, cover or remove the name, trademarks, logos, nomenclature or instructions of any type appearing on, or that are originally shipped with or as part of, the Covered Products. OHT may not affix any marks other than the Proprietary Marks to the Covered Products.


14.      DISPUTES, GOVERNING LAW AND VENUE

(1) The parties shall use their best endeavours to amicably settle any disputes, controversies and claims arising under or in connection with or due to an infringement of this Agreement. If such disputes, controversies or claims cannot be amicably settled after consultation of the parties' managements, the courts of Frankfurt a. M., Germany, shall have exclusive jurisdiction for all claims of BioLase against OHT and the courts of San Clemente, California, U.S.A. shall have exclusive jurisdiction for all claims of OHT against BioLase.

(2) The law of the Federal Republic of Germany shall apply to the validity, construction and performance of this Agreement.

(3) Any failure of one of the parties to claim at any time from the other party performance of the provisions of this Agreement shall not be construed as a waiver of such party to claim performance of such provision. In the event of a breach of any provision of this Agreement, any waiver shall be made in writing in order to be effective and shall not be construed as a waiver of any right arising from any future or continuing breach of such provision, of such provision itself or of any other right resulting from this Agreement.


15.      SEVERABILITY

This Agreement shall be performed and executed in its entirety. If one or more of the provisions or parts thereof contained in this Agreement shall for any reason be held to be invalid or unenforceable or excessively broad as to scope, activity or subjects so as to be unenforceable, this Agreement shall remain in force and such provision or parts of such provision and such other relevant terms of the Agreement shall be changed or amended so as to achieve the utmost compliance with applicable statutory provisions. If such provision or parts of such provision and such other relevant terms of the Agreement cannot be changed or amended so as to comply with the statutory provisions, it/they shall be struck from this Agreement and this Agreement shall remain in force unless the rights of either party are unreasonably adversely affected by the elimination of such provision or parts of such provision and such other relevant terms of the Agreement.


16.      FINAL PROVISIONS

(1) This is the entire Agreement concluded between the parties. There are no verbal collateral agreements that are not contained in either this Agreement or in the Exhibit 1 attached thereto. This Agreement may be changed or modified only by an agreement in writing signed by the parties hereto.

(2) No provision of this Agreement shall be construed so as to create a partnership, agency or fiduciary relationship between the parties.

(3) Any notice of termination or other notifications under this Agreement shall be made in writing and may be communicated either by personal delivery, registered mail return receipt requested, via telefax, messenger or telex and has to be addressed to either the parties' business address or any other address as has been notified in writing by the parties. The above notices and notifications shall be deemed to have been made on the date of service as established by written confirmation of receipt or other confirmation.

(4) This Agreement shall be legally binding upon the parties and their successors and/or assigns. Any assignment of this Agreement by one party is, however, subject to the prior written approval by the other party.

BioLase Technology, INC             Orbis High Tech Dental GmbH
San Clemente, this                  Oldenburg, den 6 - January, 1997


/s/ Donald A. LaPoint               /s/ Johannes Wolf
---------------------------         ---------------------------------
Donald A. LaPoint                   Johannes Wolf
CEO                                 Geschaftsfuhrer

EXHIBIT A


1. Covered Product

MILLENNIUM(R)        BioLase's actual Er,Cr:YSGG Dental Laser
                     including its further modifications, e.g.
                     changes of components aiming at reducing weight and/or increasing portability etc.


2. Statutory Provisions

Subject to section 3, (1) c) of this Agreement, the Covered Product will bear the CE seal and will comply with all statutory and regulatory requirements relating to its distribution in Germany.


3. Transfer Price of the Covered Product:

MILLENNIUM(R)

         [*]

(All prices on invoices or payments are shown in US$.)

4. Minimum Purchase Requirement

[*]



------------------------------
* The Registrant considers this portion of the Agreement to be confidential and has omitted it pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934. The confidential portion has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2.

5. [*]


6. Further Support by BioLase

From time to time, however not less than twice a year, BioLase will provide OHT with information on research projects and newly published literature in order to assist the mutual marketing efforts. This applies also to any description of new clinical applications of the Covered Product to which BioLase has access. Basic advertising material and pictures of the Covered Products will be made available upon request.




BioLase Technology, INC             Orbis High Tech Dental GmbH
San Clemente, this                  Oldenburg, den 6 - January, 1997


/s/ Donald A. LaPoint               /s/ Johannes Wolf
----------------------------        ----------------------------------
Donald A. LaPoint                   Johannes Wolf
CEO                                 Geschaftsfuhrer



------------------------------
* The Registrant considers this portion of the Agreement to be confidential and has omitted it pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934. The confidential portion has been filed separately with the Securities Exchange Commission pursuant to Rule 24b-2.

EXHIBIT B


                           INSTALLATION TRACKING FORM


             Customer:                     Millennium serial number:
              Address:                         Date of installation:
              Address:                            Name of installer:
            Telephone:
                  FAX:

         Primary user:

Names and positions of those receiving on-site training:







Handpiece serial number(s):

        Power setting [W]                       Power measured [W]
        -----------------                       ------------------

              0.25
              0.50
              0.75
              1.0
              2.0
              3.0
              4.0
              5.0
              6.0

Verified spray adjustability:

Comments:


Installer signature:____________________                        Date:__________